Exhibit 99.13

         (Text of graph posted to Ashland Inc.'s website concerning
                  APAC's Rolling 12 month contract awards)

    Rolling 12 Month Construction Awards in 14 APAC States ($, Millions)


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------
January        2,081      2,009      1,806      1,763      1,841      2,103
February       2,188      1,886      1,870      1,785      1,919      1,984
March          2,111      1,921      1,757      1,893      1,986      1,944
April          1,973      1,934      1,746      1,924      1,933      1,962
May            2,114      1,698      1,781      1,917      1,925      1,940
June           2,076      1,807      1,709      1,892      1,973      1,927
July           1,958      1,874      1,710      1,780      2,081      1,931
August         1,997      1,876      1,745      1,781      2,039
September      2,029      1,771      1,764      1,806      2,082
October        1,971      1,814      1,748      1,828      2,079
November       1,978      1,817      1,712      1,816      2,137
December       2,008      1,784      1,753      1,837      2,062